EXHIBIT 10.35

[Form of]

TRANCHE B TERM NOTE

$[ ]	San Francisco, California
[Date]

FOR VALUE RECEIVED, the undersigned, NETLOGIC MICROSYSTEMS INTERNATIONAL LIMITED, a British Virgin Islands company (the “BVI Borrower”), hereby promises to pay to the order of                                  (the “Lender”) on the Term Loan Maturity Date (as defined in the Credit Agreement referred to below) in lawful money of the United States and in immediately available funds, the principal amount of [            ] DOLLARS ($                        ), or, if less, the aggregate unpaid principal amount of all Tranche B Term Loans of the Lender then outstanding under the Credit Agreement referred to below, which sum shall be due and payable in such amounts and on such dates as are set forth in the Credit Agreement. The BVI Borrower further agrees to pay interest in like money on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in such Credit Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date and amount of each Tranche B Term Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.12 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the BVI Borrower hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement dated as of June 19, 2009 among NetLogic Microsystems, Inc., as US Borrower, NetLogic Microsystems International Limited, as BVI Borrower, the Lenders and Silicon Valley Bank, as Administrative Agent (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”), is subject to the provisions thereof and is subject to optional prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT, AND ANY ATTEMPTED TRANSFER NOT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT SHALL BE NULL AND VOID. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

[Signature Page Follows]

Executed as a deed for and on behalf of:

NETLOGIC MICROSYSTEMS INTERNATIONAL LIMITED, as BVI Borrower

By:
Name:
Title:

In the presence of:
Name: Title: